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                                                                     Exhibit 5.1

                           GIBSON, DUNN & CRUTCHER LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                            Telephone: (213) 229-7000
                           Telecopier: (213) 229-7520

                               September 28, 1999

(213) 229-7000                                                    C 88689-00007

ChromaVision Medical Systems, Inc.
33171 Paseo Cerveza
San Juan Capistrano, California  92675-4824

Ladies and Gentlemen:

        We have acted as counsel to ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,775,000 shares of the Common Stock, $0.01 par value per share (the "Common Stock"), of the Company issued to certain selling stockholders (the "Shares"). This opinion is delivered to you in connection with the Registration Statement on Form S-3 for the aforementioned sales.

        In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

        Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

        The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.


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ChromaVision Medical Systems, Inc.
September 28, 1999
Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP
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                                            GIBSON, DUNN & CRUTCHER LLP